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                                                                     Exhibit 3.2

                                Corporations Law
                           A Company Limited by Shares

                             ARTICLES OF ASSOCIATION

                                       OF

                           CBA Management Pty. Limited

1. Subject as hereinafter provided the Regulations in Table A of Schedule 1 of the Corporations Law (in these Articles referred to as "the Law") as amended to the date of incorporation of this company (hereinafter in these Articles referred to as "the Company") shall apply to the Company. The Regulations as so amended are hereinafter in these Articles referred to as "Table A".

2     The Company is a proprietary company and accordingly:-

      (a) the right to transfer the shares is restricted as hereinafter provided in these Articles;

      (b) the number of members of the company (counting joint holders of a share as one person and not counting a person who is employed by the company or any of its subsidiaries or a person who was, while so employed, and thereafter has continued to be, a member of the company) shall not exceed fifty;

      (c) any invitation to the public to subscribe for, and any offer to the public to accept subscriptions for, any shares in, or debentures of, the company is hereby prohibited; and

      (d) any invitation to the public to deposit money with, and any offer to the public to accept deposits of money with, the company for fixed periods or payable at call, whether bearing or not bearing interest is hereby prohibited.

3. The Regulations of Table A shall be altered, modified, omitted or replaced in the manner and to the extent set out on the following pages.


                                       1

                      SHARE CAPITAL AND VARIATION OF RIGHTS

4. Regulation 2 of Table A shall be deleted and the following shall be substituted:-

      "2    (1)   The share capital of the Company is one million dollars
                  ($1,000,000) divided into:

                  (a)   999,990 Ordinary shares of $1 each.
                  (b)   10 Redeemable Preference shares of $1 each.

            (2) The holders of the Ordinary shares in the capital of the Company shall be entitled to the following rights and subject to the following restrictions:

                  (a)   Voting rights as set out in regulation 49 of Table A.
                  (b) Dividends as determined from time to time in accordance with the Articles.
                  (c) Participation in the distribution of surplus assets on winding up.

            (3) The holders of the Redeemable Preference shares in the capital of the Company shall be entitled to the following rights and subject to the following restrictions:

                  (a)   Voting rights as set out in Regulation 49 of Table A.
                  (b) The said Redeemable Preference shares shall confer on the holders thereof the right to a fixed cumulative dividend at the rate of 8% per annum computed from the date of commencing trading which dividend (together with any arrears or deficiency thereof) shall rank for payment in priority to the dividend to be paid on all other shares for the time being in the capital of the Company.
                  (c) No right of participation in the distribution of surplus assets on winding up.
                  (d) The said Redeemable Preference shares shall not carry the right to any further participation in surplus assets or profits.
                  (e) Subject to the provisions of Section 192 of the Law, the said Redeemable Preference shares shall at the option of the Company be liable to be redeemed at par on or before 30th June, 1999, by notice in writing to the holders at their respective registered addresses.

            (4) Subject to the provisions of these Articles and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares in the Company, but subject to the Law, shares in the company may be issued by the directors with such preferred, deferred or other special rights, or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, and as belonging to the same class or to different classes, as the directors subject to any resolution, may determine and the directors may grant to any person an option to take up any unissued shares in the company, either at par or at a premium and for such consideration, as the directors think fit.

            (5) The Company may from time to time by special resolution convert or divide the whole or any part of the issued and unissued capital of the Company into ordinary shares or shares of different classes with such preferred deferred or other special rights or such restrictions as the Company may determine."


                                       -2-

                                      -14-


                                     SECRECY

60. The Directors and all officers of the Company shall be bound to observe secrecy except as required in the course and performance of their respective duties towards the Company or under compulsion or obligation of law with respect to all transactions of the Company with its customers and all matters relating thereto and any Director or officer of the Company shall if required previously to entering upon the duties of his office or employment sign a declaration in a book or on a form or forms to be kept for that purpose that he will not reveal or make known any of the matters, affairs or concerns which may come to his knowledge as a Director or officer of the Company to any person or persons whomsoever except as required in the course and in performance of his duties or under compulsion or obligation of law or when officially required so to do."

                               TRANSFER OF SHARES

5. Regulation 21 of Table A shall be deleted and the following shall be substituted:-

      "21. The directors may without being required to give any reason for their so doing decline to register any transfer of shares".

                              ALTERATION OF CAPITAL

6.    Regulation 38 of Table A shall be deleted.

               APPOINTMENT, REMOVAL AND REMUNERATION OF DIRECTORS

7. Regulation 57(2) of Table A shall be deleted and the following shall be substituted:-

      "57.  (2)   The Company may from time to time by resolution increase or reduce the number of directors and may at any time by resolution appoint a director or directors and may at any time by resolution remove any director from office".

8.    Regulations 58, 59 and 60 of Table A shall be deleted.

9. Regulation 61.(2) of Table A shall be deleted and the following shall be substituted:-

      "61.  (2)   Any person so appointed shall hold office until removal by resolution of the company."

10.   Regulations 62 of Table A shall be deleted.

11. Regulation 64 of table A shall be deleted and the following shall be substituted:-

      "64.  A director need not be a member of the company."

12.   Regulation 65 of Table A shall be amended by deleting paragraphs (d) and
      (e) thereof.

                            PROCEEDINGS OF DIRECTORS

13. Regulation 71 of Table A shall be deleted and the following shall be substituted:-

      "71.  (1)   Providing that a director complies with the requirements of these Articles and the Law concerning the disclosure of a director's interest, a director may hold any other office or place of profit under the Company in conjunction with his office of director for such period and on such terms
                  (excluding remuneration) as the directors may determine and no director or intending director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor purchaser or otherwise nor shall any contract or arrangement entered into by or on behalf of the Company in which any director is in any way interested be liable to be avoided nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established.

            (2) A director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

            (3) Without affecting his obligation under Section 231 of the Law a director may vote in respect of his appointment to any office or place of profit under the Company or of the arrangement of the terms thereof or in respect of any such contract or arrangements in which he is interested as referred to in sub-regulation (1) above and may be counted in the quorum at any meeting at which any such matter is considered."

14. The following regulation shall be added after Regulation 78 as Regulation 78A:-

      "78A. The directors shall cause minutes to be made:

            (1)   of all appointments of officers;

            (2) of names of directors present at all meetings of the company ad of the directors; and

            (3) of all proceedings at all general meetings of the company and of the directors.

      Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting save in the case of documents deemed by the Law to constitute minutes.

                                MANAGING DIRECTOR

15.   Regulation 79(2) of Table A shall be deleted.

16. Regulation 80 shall be amended by deleting the words "as the directors determine" and inserting in lieu thereof the words "as is from time to time determined by the company in general meeting."

                                      SEAL

17. Regulation 84 shall be amended by the addition of the following as sub-regulation (3):-

      "(3)  The company may have in addition to its common seal:

            (a) one or mow official seals for use outside Australia to which the provisions of Section 182 of the Law shall apply; and

            (b) a duplicate common seal or certificate seal to which the provisions of Section 1088 of the Law and subregulation (1) and (2) hereof shall apply.

We, the several persons whose signatures are subscribed hereto being the subscribers to the Memorandum of Association, do hereby agree to the foregoing Articles of Association.


--------------------------------------------------------------------------------
Subscribers' Signatures                  Witness' Signature
                                         And Address
--------------------------------------------------------------------------------


/s/ John Charles Andrews                 /s/ Jacqueline Andrews
----------------------------             ---------------------------------------
John Charles Andrews                     Jacqueline Andrews,
                                         74 Kambora Avenue,
                                         Davidson, N.S.W. 2085

/s/ Colin Marcus Andrews                 Witness to both
----------------------------             signatures
Colin Marcus Andrews


Dated 7th April, 1994

                                   SCHEDULE 1

                                     TABLE A
                                                                 Section 9 & 175

            REGULATIONS FOR MANAGEMENT OF A COMPANY LIMITED BY SHARES

                                 INTERPRETATION

1.    (1)   In these regulations

            "Law" means the Corporations Law;

            "seal" means the common seal of the company and includes any official seal of the company;

            "secretary" means any person appointed to perform the duties of a secretary to the company.

      (2) Division 10 of Part 1.2 of the Corporations Law applies in relation to these regulations as if they were an instrument made under that Law as in force on the day when these regulations become binding on the company.

      (3) Except so far as the contrary intention appears in these regulations, an expression has, in a provision of these regulations that deals with a matter dealt with by a particular provision of the Law, the same meaning as in that provision of the Law.

                     SHARES CAPITAL AND VARIATION OF RIGHTS

2. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, but subject to the Law, shares in the company may be issued by the directors and any such shares may be issued with such preferred, deferred or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the directors, subject to any resolution, determine.

3. Subject to the Law, any preference shares may, with the sanction of a resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed.

4.    (1)   If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

      (2) The provisions of these regulations relating general meetings apply so far as they are capable of application and mutatis mutandis to every such separate meeting except that:

            (a) a quorum is constituted by 2 persons, who, between them, hold or represent by proxy one-third of the issued shares of the class; and

            (b) any holder of shares of the class, present in person or by proxy, may demand a poll.

      (3) The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation of issue of further shares ranking equally with the best mentioned shares.

5.    (1)   The company may exercise the power to make payment by way of brokerage or commission conferred by the Law in the manner provided by the Law.

      (2) Payments by way of brokerage or commission may be satisfied by the payment of cash, by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.

6.    (1)   Except as required by law, the company shall not recognise a person as holding a share upon any trust.

      (2) The company is not bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any share or unit of a share or (except as otherwise provided by these regulations or by law) any other right in respect of a share except an absolute right of ownership in the registered holder.

7.    (1)   A person whose name is entered as a member in the register of members is entitled without payment to receive a certificate in respect of the share under the seal of the company in accordance with the Law but, in respect of a share or shares held jointly by several persons, the company is not bound to issue more than one certificate.

      (2) Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders.

                                      LIEN

8.    (1)   The company has a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share.

      (2) The company also has a first and paramount lien on all shares (other than fully paid shares) registered in the name of a sole holder for all money presently payable by him or his estate to the company.

      (3) The directors may at any time exempt a share wholly or is part from the provisions of this regulation.

      (4) The company's lien (if any) on a share extends to all dividends payable in respect of the share.

9.    (1)   Subject to subregulation (2), the company may sell, in such manner as the directors think fit, any shares on which the company has a lien.

      (2)   A share on which the company has a lien shall not be sold unless:

            (a) a sum in respect of which the lien exists is presently payable; and

            (b) the company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder a notice in writing setting out, and amending payment of, such part of the amount in respect of which the lien exists as is presently payable.

10.   (1)   For the purpose of giving effect to a sale mentioned in regulation
            9, the directors may authorise a person to transfer the shares sold to the purchaser of the shares.

      (2) The company shall register the purchaser as the holder of the shares comprised in any such transfer and he is not bound to see to the application of the purchase money.

      (3) The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

11. The proceeds of a sale mentioned in regulation 9 shall be applied by the company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable that existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

12.   (1)   The directors may make calls upon the members in respect of any money unpaid on the shares of the members (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue of those shares made payable at fixed times, except that no call shall exceed one-quarter of the sum of nominal values of the shares or be payable earlier than one month from the date fixed for the payment of the last preceding call.

      (2) Each member shall, upon receiving at least 14 days' notice specifying the time or times and place of payment, pay to the company at the time or times and place so specified the amount called on his shares.

      (3)   The directors may revoke or postpone a call.

13. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

14. The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

15. If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at such rate not exceeding 8% per annum as the directors determine, but the directors may waive payment of that interest wholly or in part.

16 Any sum that, by the terms issue of a share, becomes payable on allotment or at a fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purpose of these regulations be deemed to be a call duly made on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

17. The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

18.   (1)   The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.

      (2) The directors may authorize payment by the company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed upon between the directors and the member paying the sum.

      (3) For the purpose of subregulation (2), the prescribe rate of interest is:

            (a) if the company has, by resolution, fixed a rate - the rate so fixed; and

            (b)   in any other case - 8% per annum.

                               TRANSFER OF SHARES

19.   (1)   Subject to these regulations, a member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form that the directors approve.

      (2) An instrument of transfer referred to in subregulation (1) shall be executed by or on behalf of both the transferor and the transferee.

      (3) A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect of the shares.

20. The instrument of transfer must be left for registration at the registered office of the company, together with such fee (if any) not exceeding $1.00 as the directors require, accompanied by the certificate of the shares to which it relates and such other information as the directors properly require to show the right of the transferor to make the transfer and thereupon the company shall, subject to the powers vested in the directors by these regulations, register the transferee as a shareholder.

21. The directors may decline to register a transfer of shares, not being fully paid shares, to a person of whom they do not approve and may also decline to register any transfer of shares on which the company has a lien.

22. The registration of transfers may be suspended at such times and for such periods as the directors from time to time determine not exceeding in the whole 30 days in any year,

                             TRANSMISSION OF SHARES

23. In the case of the death of a member, the survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the company as having title to his interest in the shares, but this regulation does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by him with other persons.

24.   (1)   Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such information being produced as is properly required by the directors, elect either to be registered himself as holder of the shares or to have some other person nominated by him registered as the transferee of the share.

      (2) If the person becoming entitled elects to be registered himself, he shall deliver or send to the company a notice in writing signed by him stating that he so elects.

      (3) If he elects to have another person registered, he shall execute a transfer of the share to that other person.

      (4) All the limitations, restrictions and provisions of these rules relating to the right to transfer, and the registartion of transfer of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

25.   (1)   Where the registered holder of a share dies or becomes bankrupt, his personal representative or the trustee of his estate, as the case may be, is, upon the production of such information as is properly required by the directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the company, or to voting or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt.

      (2) Where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder, they shall, for the purpose of these regulations, be deemed to be joint holders of the share.

                              FORFEITURE OF SHARES

26.   (1)   If a member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the directors may, at any time thereafter during such time any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued.

      (2) The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of a non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited,

27.   (1)   If the requirements of a notice saved under regulation 26 are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

      (2) Such a forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

28. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on such teams as the directors think fit.

29. A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but remains liable to pay to the company all money that, at the date of forfeiture, was payable by him to the company in respect of the shares (including interest at the rate of 8% per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of the interest), but his liability ceases if and when the company receives payment in full of all the money (including interest) so payable in respect of the shares.

30. A statement in writing declaring that the person making the statement is a director or a secretary of the company, and that a share in the company has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share.

31.   (1)   The company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

      (2) Upon the execution of the transfer, the transferee shall be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

      (3) The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

32. The provisions of these regulations as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if that sum had been payable by virtue of a call duly made and notified.

                         CONVERSION OF SHARES INTO STOCK

33. The company may, by resolution, convert all or any of its paid up shares into stock and re-convert any stock into paid up shares of any nominal value.

34.   (1)   Subject to subregulation (2), where shares have been converted into stock, the provisions of these rules relating to the transfer of shares apply, so far as they are capable of application, to the transfer of the stock or of any part of the stock.

      (2) The directors may fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the aggregate of the nominal values of the shares from which the stock arose.

35.   (1)   The holders of stock have, according to the amount of the stock held by them, the same rights, privileges and advantages as regards dividends, voting at meetings of the company and other matters as they would have if they held the shares from which the stock arose.

      (2) No such privilege or advantage (except participation in the dividends and profits of the company and in property of the company on winding up) shall be conferred by any amount of stock that would not, if existing in shares, have conferred that privilege or advantage.

36. The provisions of these regulations that are applicable to paid up shares apply to stock, and references in those provisions to share and shareholder shall be read as including references to stock and stockholder, respectively.

                              ALTERATION OF CAPITAL

37.   The company may by resolution:

      (a) increase its authourised share capital by the creation of new shares of such amount is specified in the resolution;

      (b) consolidate and divide all or any of its authorised share capital into shares of larger amount than its existing shares;

      (c) subdivide all or any of its shares into shares of smaller amount than is fixed by the memorandum but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each such share of a smaller amount is the same as it was in the case of the share from which the share of a smaller amount is derived; and

      (d) cancel shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or have been forfeited and reduce its authorised share capital by the amount of the shares so cancelled.

38.   (1)   Subject to any direction to the contary that may be given by the company in general meeting, all unissued shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the company of general meetings in proportion, as nearly as the circumstances allow, to the sum of the nominal values of the share already held by them.

      (2) The offer shall be made by notice specifying the number of shares offered and limiting a time within which the offer, if not accepted, will be deemed to be declined.

      (3) After the expiration of that time or on being notified by the person to whom the offer is made that he declines to accept the shares offered, the directors may issue those shares in such manner as they think most beneficial to the company.

      (4) Where, by reason of the proportion that shares proposed to be issued bear to shares already held, some of the first-mentioned shares cannot be offered in accordance with subregulation (1), the directors may issue the shares that cannot be so offered in such manner as they think most beneficial to the company.

39. Subject to the Law, the company may, by special resolution, reduce its share capital, any capital redemption reserve fund or any share premium account.

                                GENERAL MEETINGS

40.   Any director may whenever he thinks fit convene a general meeting.

41.   (1)   A notice of a general meeting shall specify the place, the day and the hour of meeting, and, except as provided by subregulation
            (2), shall state the general nature of the business to be transacted at the meeting.

      (2) It is not necessary for a notice of an annual general meeting to state that the business to be transacted at the meeting includes the declaration of a dividend, the consideration of accounts and the reports of the directors and auditors, the election of directors in the place of those retiring or the appointment and fixing of the remuneration of the auditors.

                         PROCEEDINGS AT GENERAL MEETINGS

42.   (1)   No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.

      (2) For the purpose of determining whether a quorum is present, a person attending as a proxy, or as representing a corporation that is a member, shall be deemed to be a member.

43. If a quorum is not present within half an hour from the time appointed for the meeting:

      (a) where the meeting was convened upon the requisition of members - the meeting shall be dissolved; or

      (b)   in any other case:-

            (i) the meeting stands adjourned to such day, and at such time and place, as the directors determine or, if no determination is made by the directors, to the same day in the next week at the same time and place; and

            (ii) if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting:

                  (A)   2 members constitute a quorum; or

                  (B) where 2 members are not present - the meeting shall be dissolved.

44.   (1)   If the directors have elected one of their number as chairman of their meetings, he shall preside as chairman at every general meeting.

      (2)   Where a general meeting is held and:

            (a)   a chairman has not been elected as provided by subregulation
                  (1); or

            (b) the chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act;

            the members present shall elect one of their number to be chairman of the meeting.

45.   (1)   The chairman may with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

      (2) When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

      (3) Except as provided by subregulation (2), it is not necessary to give any notice of an adjournment or of the business to be transacted at the adjourned meeting.

46.   (1)   At any general meeting a resolution put to the vote shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

            (a)   by the chairman;

            (b)   by at least 3 members present in person or by proxy;

            (c) by a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

            (d) by a member or members holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

      (2) Unless a poll is so demanded, a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

      (3)   The demand for a poll may be withdrawn.

47.   (1)   If a poll is duly demanded, it shall be taken in such manner and
            (subject to subregulation (2)) either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.

      (2) A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

48. In case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which a the poll is demanded, in addition to his deliberative vote (if any), has a casting vote.

49. Subject to any rights or restrictions for the time being attached to any class or classes of shares:

      (a) at meetings of members or classes of members each member entitled to vote may vote in person or by proxy or attorney; and

      (b) on a show of hands every person present who is a member or a representative of a member has one vote, and on a poll every member present in person or by proxy or attorney has one vote for each share he holds.

50. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy or by attorney, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determine by the order in which the names stand in the Register of Members.

51. If a member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way relating to mental health, his committee or trustee or such other person as properly has the management of his estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member.

52. A member is not entitled to vote at a general meeting unless all calls and other sums presently payable by him in respect of shares in the company have been paid.

53.   (1)   An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

      (2) Any such objection shall be referred to the chairman of the meeting, whose decision is final.

      (3) A vote not disallowed pursuant to such an objection is valid for all purposes.

54.   (1)   An instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a body corporate, either under seal or under the hand of an officer or attorney duly authorised.

      (2) An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument.

      (3) An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

      (4) An instrument appointing a proxy shall be in the following form or in the form that is as similar to the following form as the circumstances allow:

[Name of Company]

I/We,            ,of
being a member/members of the abovenamed company, hereby
appoint                of
or in his absence,             of
as my/our proxy to vote for me/us on my/our behalf at the
*annul general/*general meeting of the company to be held on
the     day of      19    and at any adjournment of
that meeting.

**This form is to be used *in favour of/ against the resolution.

Signed this            day of        19  .

*Strike out whichever is not desired.
**To be inserted if desired.

55. An instrument appointing a proxy shall not be treated as valid unless the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a notarially certified copy of that power or authority, is or are deposited, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, at the registered office of the company or at such other place in Australia as is specified for that purpose in the notice convening the meeting.

56. A vote is given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power, or the transfer of the share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

               APPOINTMENT, REMOVAL AND REMUNERATION OF DIRECTORS

57.   (1)   The number of the directors and the names of the first directors shall be determined in writing by the subscribers to the memorandum of association or a majority of them.

      (2) The company may, by resolution, increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out of the office.

58.   (1)   At the first annual general meeting of the company all the directors shall retire from office, and at the annual general meeting in every subsequent year one-third of the directors for the time being, or, if their number is not 3 or a multiple of 3, then the number nearest one-third shall retire from office.

      (2)   A retiring director is eligible for re-election.

59. The directors to retire at an annual general meeting other than the first annual general meeting are those persons who have been longest in office since their election, but, as between persons who became persons who became directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determine by lot.

60.   (1)   The company may, at the meeting at which a director so retires, by resolution fill the vacated office by electing a person to that office.

      (2) If the vacated office is not so filled, the retiring director shall, if offering himself for re-election and not being disqualified under the Law form holding office as a director, be deemed to have been re-elected unless at that meeting --

            (a)   it is expressly resolved not to fill the vacated office; or

            (b) a resolution for the re-election of that director is put and lost.

61.   (1)   The directors may at any time appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors does not at any time exceed the number determined in accordance with these regulations.

      (2) Any director so appointed holds office only until the next following annual general meeting and is then eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

62.   (1)   The company may by resolution remove any director before the expiration of his period of office, and may by resolution appoint another person in his stead.

      (2) The person so appointed is subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

63.   (1)   The directors shall be paid such remuneration as is from time to time determined by the company in general meeting.

      (2)   That remuneration shall be deemed to accrue from day to day.

      (3) The directors may also be paid all travelling and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company other otherwise in connection with the business of the company.

64. The share qualification for directors may be fixed by the company in general meeting and, unless and until so fixed, is one share.

65. In addition to the circumstances in which the office of a director becomes vacant by virtues of the Law, the office of a director becomes vacant if the director:

      (a) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

      (b)   resigns his office by notice in writing to the company;

      (c) is absent without the consent of the directors from meetings of the directors held during a period of 6 months;

      (d) without the consent of the company in general meeting holds any other office of profit under the company except that of managing director or principal executive officer; or

      (e) is directly or indirectly interested in any contract or proposed contract with the company and fails to declare the nature of his interest as required by the Law.

                         POWERS AND DUTIES OF DIRECTORS

66.   (1)   Subject to the Law and to any other provisions of these regulations, the business of the company shall be managed by the directors, who may pay all expenses incurred in promoting and forming the company, and may exercise all such powers of the company as are not, by the Law or by these regulations, required to be exercised by the company in general meeting.

      (2) Without limiting the generality of subregulation (1), the directors may exercise all the powers of the company to borrow money, to charge any property or business of the company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the company or of any other person.

67.   (1)   The directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the directors), for such period and subject to such conditions as they think fit.

      (2) Any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the directors think fit and may also authorize the attorney to delegate all or any of the powers, authorities and discretions vested in him.

68. All cheques, promissory notes, bankers drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any 2 directors or in such other manner as the directors determine.

                            PROCEEDINGS OF DIRECTORS

69.   (1)   The directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

      (2) A director may at any time, and a secretary shall on the requisition of a director, convene a meeting of the directors.

70.   (1)   Subject to these regulations, questions arising at a meeting of directors shall be decided by a majority of votes of directors present and voting and any such decision shall for all purposes be deemed a decision of the directors.

      (2) In case of an equality of votes, the chairman of the meeting, in addition to his deliberative vote (if any), has a casting vote.

71. A director shall not vote in respect of any contract or proposed contract with the company in which he is in any way, whether directly or indirectly, interested or in respect of any matter arising out of such a contract or proposed contract and, if he votes in contravention of this subregulation, his vote shall not be counted.

72.   (1)   A director may, with the approval of the other directors, appoint a person (whether a member of the company or not) to be an alternate director in his place during such period as he think fit.

      (2) an alternate director is entitled to notice of meetings of the directors and, if the appointor is not present as such a meeting, is entitled to attend and vote in his stead.

      (3) An alternate director may exercise any power that the appointor may exercise and the exercise of any such power by the alternate director shall be deemed to be the exercise of the power by the appointor.

      (4) An alternative director is not required to have any share qualifications.

      (5) The appointment of an alternate director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the alternate director has not expired, and terminates in any event if the appointor vacates office as a director.

      (6) An appointment, or the termination of an appointment, of an alternate director shall be effected by a notice in writing signed by the director who makes or made the appointment and served on the company.

73. At a meeting of directors, the number of directors whose presence is necessary to constitute a quorum is such number as is determined by the directors and, unless so determined, is 2.

74. In the event a vacancy or vacancies in the office of a director or offices of directors, the remaining directors may act but, if the number of remaining directors is not sufficient to constitute a quorum at a meeting of directors, they may act only for the purpose of increasing the number of directors to a number sufficient to constitute such a quorum or of convening a general meeting of the company.

75.   (1)   The directors shall elect one of their number as chairman of their meetings and may determine the period for which he is to hold office.

      (2)   Where such a meeting is held and;

            (a)   a chairman has not been elected as provided by subregulation
                  (1); or

            (b) the Chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act;

            the directors present shall elect one of their number to be a chairman of the meeting.

76.   (1)   The directors may delegate any of their powers to a committee or committees consisting of such of their number as they think fit.

      (2) A committee to which any powers have been so delegated shall exercise the powers delegated in accordance with any directions of the directors and a power so exercised shall be deemed to have been exercised by the directors.

      (3) The members of such a committee may elect one of their number as chairman of their meetings.

      (4)   Where such a meeting is held and;

            (a)   a chairman has not been elected as provided by subregulation
                  (3); or

            (b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act;

            the members present may elect one of their number to be chairman of the meeting.

      (5)   A committee may meet and adjourn as it thinks proper.

      (6) Questions arising at a meeting of a committee shall be determined by a majority of votes of the members present and voting.

      (7) In the case of an equality of votes, the chairman, in addition to his deliberative vote (if any) has a casting vote.

77.   (1)   If all the directors have signed a document containing a statement that they are in favour of a resolution of the directors in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the directors held on the day on which the document was signed and at the time at which the document was last signed by a director, or, if the directors signed the document on different days, on the day on which and at the time at which, the document was last signed by a director.

      (2) For the purpose of subregulation (1), 2 or more separate documents containing statements in identical terms each of which is signed by one or more directors shall together be deemed to constitute one document containing a statement in those terms signed by those directors on the respective days on which they signed the separate documents.

      (3) A reference in subregulation (1) to all the directors does not include a reference to a director who, at a meeting of directors, would not be entitled to vote on the resolution.

78. All acts done by any meeting of the directors or of a committee of directors or by any person acting as director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a director, or a member of a committee, or to act as, a director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a director or to be a member of the committee.

                               MANAGING DIRECTOR

79.   (1)   The directors may from time to time appoint one or more of their number to the office of managing director for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in a particular case, may revoke any such appointment.

      (2) A director so appointed shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment automatically terminates if he ceases from any cause to be a director.

80. A managing director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the directors determine.

81.   (1)   The directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a managing director any of the powers exercisable by them.

      (2) Any power so conferred may be concurrent with, or be to the exclusion of, the powers of the directors.

      (3) The directors may at any time withdraw or vary any of the powers so conferred on a managing director.

                              ASSOCIATE DIRECTORS

82.   (1)   The directors may from time to time appoint any person to be an associate director an may from time to time terminate any such appointment.

      (2) The directors may from time to time determine the powers, duties and remuneration of any person so appointed.

      (3) A person so appointed is not required to hold any shares to qualify him for appointment but, except by the invitation and with the consent of the directors, does not have any rights to attend or vote at any meeting of directors.

                                   SECRETARY

83. A secretary of the company holds office on such terms and conditions, as to remuneration and otherwise, as the directors determine.

                                      SEAL

84.   (1)   The directors shall provide for the safe custody of the seal.

      (2) The seal shall be used only by the authority of the directors, or of a committee of the directors authorised by the directors to authorise the use of the seal, and every document to which the seal is affixed shall be signed by a director and be countersigned by another director, a secretary or another person appointed by the directors to countersign that document or a class of documents in which that document is included.

                             INSPECTION OF RECORDS

85. The directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the company or any of them will be open to the inspection of members other than directors, and a member other than a director does not have the right to inspect any document of the company except as provided by law or authorised by the directors or by the company in general meeting.

                             DIVIDENDS AND RESERVES

86.   (1)   The company is general meeting may declare a dividend if, and only if the directors have recommended a dividend.

      (2)   A dividend shall not exceed the amount recommended by the directors.

87. The directors may authorise the payment by the company to the members of such interim dividends as appear to the directors to be justified by the profits of the company.

88.   Interest is not payable by the company in respect of any dividend.

89.   (1)   The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as reserves, to be applied, at the discretion of the directors, for any purpose for which the profits of the company may be properly applied.

      (2) Pending any such application the reserves may, at the discretion of the directors, be used in the business of the company or be invested in such investments as the directors think fit.

      (3) The directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

90.   (1)   Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid.

      (2) All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

      (3) An amount paid or credited as paid on a share in advance of a call shall not be taken of the purposes of this regulation to be paid or credited as paid on the share.

91. The directors may deduct from any dividend payable to a member all sums of money (if any) presently payable by him to the company on account of calls or otherwise in relation to shares in the company.

92.   (1)   Any general meeting declaring a dividend may, by resolution, direct payment of the dividend wholly or partly by the distribution of specific assets, including paid up shares in, or debentures of, any other corporation, and the directors shall give effect to such a resolution.

      (2) Where a difficulty arises in regard to such a distribution, the directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the directors consider expedient.

93.   (1)   Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post directed to:

            (a) The address of the holder as shown in the register of members, or in the case of joint holders, to the address shown in the register of members as the address of the joint holder first named in that Register; or

            (b) to such other address as the holder or joint holders in writing directs or direct.

      (2) Any one of 2 or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

                           CAPITALISATION OF PROFITS

94.   (1)   Subject to subregulation (2), the company in general meeting may resolve that it is desirable to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distributions to members, and that the sum be applied, in any of the ways mentioned in subregulation (3), for the benefit of members in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend.

      (2) The company shall not pass a resolution as mentioned in subregulation (1) unless the resolution has been recommended by the directors.

      (3) The ways in which a sum may be applied for the benefit of members under subregulation (1) are:

            (a)   in paying up any amounts unpaid on shares held by members;

            (b) in paying up in full unissued shares or debentures to be issued to members as fully paid; or

            (c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

      (4) The directors shall do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the members among themselves, may:

            (a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

            (b) authorise any person to make, on behalf of all the members entitled to any further shares or debentures upon the capitalisation, an agreement with the company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the payment up by the company on their behalf of the amounts or part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised;

            and any agreement made under an authority referred to in paragraph
            (b) is effective and binding on all the members concerned.

                                    NOTICES

95.   (1)   A notice may be given by the company to any member either by serving it on him personally or by sending it by post to him at his address as shown in the Register of members or the address supplied by him to the company for the giving of notices to him.

      (2) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected, in the case of a notice of a meeting, on the day after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post.

      (3) A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

      (4) A notice may be given by the company to a person entitled to a share in consequence of the death or bankruptcy of a member by serving it on him personally or by sending it to him by post addressed to him by name, or by the title of representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) within the Territory supplied for the purpose by the person or if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

96.   (1)   Notice of every general meeting shall be given in the manner authorised by regulation 95 to:

            (a)   every member;

            (b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

            (c)   the auditor for the time being of the company.

      (2)   No other person is entitled to receive notice of general meetings.

                                   WINDING UP

97.   (1)   If the company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members.

      (2) The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member is compelled to accept any shares or other securities in respect of which there is any liability.

                                   INDEMNITY

98. Every officer, auditor or agent of the company shall be indemnified out of the property of the company against any liability incurred by him in his capacity as officer, auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in relation to any such proceedings in which relief is under the Law granted to him by the Court.


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